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                                  EXHIBIT 99.2

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information including the notes thereto, gives effect to the January 8, 2001 acquisition of Avantron Technologies Inc. ("Avantron") by Sunrise Telecom Incorporated ("Sunrise") in a transaction accounted for under the purchase method of accounting. In connection with the acquisition, Sunrise paid $11.7 million U.S. dollars to the shareholders of Avantron. The condensed financial statements are based on and are qualified in their entirety by reference to, and should be read in conjunction with, the consolidated financial statements of Sunrise, as previously filed in Sunrise's Annual Report on Form 10-K for the year ended December 31, 2000, and Avantron, included herein.

     The unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives pro forma effect to the acquisition of Avantron as if it occurred on December 31, 2000. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the acquisition of Avantron as if it was consummated as of January 1, 2000. The financial information of Avantron has been derived from the accompanying financial statements for the twelve months ended May 31, 2000 and the seven months ended December 31, 2000, and has been translated from Canadian dollars to U.S. dollars at the weighted average exchange rates for the year ended December 31, 2000, and at the December 31, 2000 exchange rate for the balance sheet amounts.

     The unaudited pro forma condensed combined financial information is not necessarily indicative of the condensed combined financial position or results of operations in future periods or the results that actually would have been realized had Sunrise and Avantron been a combined company during the specified period. The unaudited pro forma condensed combined financial information is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of Sunrise included in its Annual Report on Form 10-K filed March 16, 2001 with the Securities and Exchange Commission, and the historical financial statements of Avantron included in this Form 8-K/A.
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                         Sunrise Telecom Incorporated
                  Pro Forma Condensed Combined Balance Sheet
                               December 31, 2000
                                   (in US$)
                          (unaudited - in thousands)


                                                                                                 Pro Forma
                                                       Sunrise             Avantron             Adjustments               Pro Forma
                                                     ----------          ----------          --------------            ------------
Current assets
 Cash and cash equivalents                           $   56,298          $      476          $      (10,403)  (a)      $     46,371
 Investment in marketable debt securities                 6,300                   -                       -                   6,300
 Accounts receivable, net                                18,419                 922                       -                  19,341
 Inventories                                             13,330                 696                     212   (a)            14,238
 Prepaid expenses and other assets                        1,748                 285                     (67)  (a)             1,966
 Deferred tax asset                                       4,245                   -                       -                   4,245
                                                     ----------          ----------          --------------            ------------

Total current assets                                    100,340               2,379                 (10,258)                 92,461
                                                     ----------          ----------          --------------            ------------

Property and equipment, net                               8,580                 478                      (1)  (a)             9,057
Intangible assets, net                                   11,725                   -                  10,156   (a)            21,881
Deferred tax asset                                          799                   -                       -                     799
Other assets                                              4,112                   4                      (4)  (a)             4,112
                                                     ----------          ----------          --------------            ------------

Total assets                                         $  125,556          $    2,861          $         (107)           $    128,310
                                                     ==========          ==========          ==============            ============

Current liabilities
 Accounts payable                                    $    2,578          $      367          $            -            $      2,945
 Current portion of notes payable                           780                 128                   1,334   (a)             2,242
 Other accrued expenses                                  12,581                 305                     (45)  (a)            12,841
 Income taxes payable                                     1,888                 520                       -                   2,408
 Deferred revenue                                           546                   -                       -                     546
                                                     ----------          ----------          --------------            ------------

Total current liabilities                                18,373               1,320                   1,289                  20,982
                                                     ----------          ----------          --------------            ------------

Deferred tax liability                                        -                  43                       -                      43
Notes payable, less current portion                       1,047                 102                       -                   1,149
Other liabilities                                           492                   -                       -                     492

Stockholders' equity:
 Common stock                                                50                 128                    (128)  (b)                50
 Additional paid-in capital                              68,317                   -                       -                  68,317
 Deferred stock-based compensation                       (6,611)                  -                       -                  (6,611)
 Retained earnings                                       43,961               1,268                  (1,268)  (b)            43,961
 Accumulated other comprehensive loss                       (73)                  -                       -                     (73)

                                                     ----------          ----------          --------------            ------------

Total stockholders' equity                              105,644               1,396                  (1,396)                105,644
                                                     ----------          ----------          --------------            ------------

Total liabilities and stockholders' equity           $  125,556          $    2,861          $         (107)           $    128,310
                                                     ==========          ==========          ==============            ============

                         Sunrise Telecom Incorporated
             Pro Forma Condensed Combined Statement of Operations
                         Year ended December 31, 2000
                                   (in US$)
               (unaudited - in thousands, except per share data)


                                                                                                 Pro Forma
                                                       Sunrise             Avantron             Adjustments               Pro Forma
                                                     ----------          ----------          --------------            ------------
 Net sales                                           $  113,481          $    6,320          $            -            $    119,801
 Cost of goods sold                                      32,994               2,569                       -                  35,563
                                                     ----------          ----------          --------------            ------------
       Gross profit                                      80,487               3,751                       -                  84,238

 Operating expenses:
    Research and development                             17,555                 227                   1,432   (c)            19,214
    Sales and marketing                                  22,694               1,026                       -                  23,720
    General and  administrative                           9,790                 722                   2,031   (d)            12,543
                                                     ----------          ----------          --------------            ------------
    Total operating expenses                             50,039               1,975                   3,463                  55,477
                                                     ----------          ----------          --------------            ------------
    Income from operations                               30,448               1,776                  (3,463)                 28,761
 Other income, net                                        1,909                   -                    (646)  (e)             1,263
                                                     ----------          ----------          --------------            ------------
    Income before income taxes                           32,357               1,776                  (4,109)                 30,024
 Income taxes                                            11,972                 600                  (1,463)  (f)            11,109
                                                     ----------          ----------          --------------            ------------
    Net Income                                       $   20,385          $    1,176          $       (2,646)           $     18,915
                                                     ==========          ==========          ==============            ============

 Earnings per share:
    Basic                                            $     0.43                                                        $       0.40
                                                     ==========                                                        ============

    Diluted                                          $     0.41                                                        $       0.38
                                                     ==========                                                        ============


 Shares used in computing earnings
    per share:
    Basic                                                47,374                                                              47,374
                                                     ==========                                                        ============

    Diluted                                              49,610                                                              49,610
                                                     ==========                                                        ============


                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

(1) BACKGROUND AND BASIS OF PRESENTATION

     Sunrise acquired all of the outstanding shares of Avantron on January 8, 2001 for approximately Cdn. $17.6 million (approximately U.S. $11.7 million) in cash and a short-term note payable. The purchase price is payable in two installments. The initial payment of Cdn. $15.6 million was paid in cash upon the effective date of the acquisition. The short-term note payable of Cdn. $2.0 million, plus interest at 5.5%, is payable in cash 90 days after the effective date of the acquisition.

     The acquisition was accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Management's best estimates of the fair values of the assets and liabilities of Avantron have been combined with the recorded values of the assets and liabilities of Sunrise in the unaudited pro forma condensed combined financial information.

     Avantron's balance sheet information as of December 31, 2000 has been translated into U.S. dollars using the exchange rate at December 31, 2000. Avantron's statement of operations for the year ended December 31, 2000 has been translated into U.S. dollars using weighted average exchange rates. The rates used for translations are based on the Interbank rates as determined by the Federal Reserve Bank of New York.

     The financial statements of Avantron used in the preparation of the unaudited pro forma condensed combined financial information were prepared in accordance with Cdn. GAAP. A description of the differences between U.S. GAAP and Cdn. GAAP for the periods presented are provided in Note 15 of Notes to Financial Statements of Avantron. Certain amounts have been reclassified to conform to Sunrise's financial statement presentation.

    The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the acquisition of Avantron as if it had occurred on January 1, 2000. The unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives effect to the acquisition of Avantron as if it had occurred on that date. The condensed financial statements, including the notes thereto, should be read in conjunction with the consolidated financial statements of Sunrise, as previously filed on Form 10-K, and Avantron, included herein.

(2) ALLOCATION OF PURCHASE PRICE AND PRO FORMA ADJUSTMENTS

The aggregate purchase price is made up of the following (in thousands):

          Cash                       $10,403
          Short-term note payable      1,334
          Acquisition costs              114
                                     -------
          Aggregate purchase price   $11,851
                                     =======
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(a)  The aggregate purchase price of $11.8 million was allocated based on the estimated fair value of the acquired assets and liabilities. The preliminary allocation is as follows (in thousands):


Aggregate purchase price                                           $11,851
Assets acquired
 Cash                                                 $   476
 Accounts receivable, net                                 922
 Inventories                                              908
 Property and equipment, net                              477
 Prepaid expense and other assets                         218
Liabilities assumed (including acquisition costs)      (1,306)
                                                      -------
Net Assets Acquired                                                  1,695
                                                                   -------
Goodwill and other intangible assets                               $10,156


(b)  Reflects the elimination of Avantron common stock and retained earnings.
(c) Reflects additional compensation to be paid to certain employees of Avantron under employment agreements.
(d) Reflects the increase in amortization expense due to the amortization of goodwill and other intangible assets on a straight-line basis over five years.
(e) Reflects the decrease in interest income as a result of the reduction in cash paid for consideration to acquire Avantron assuming an interest rate of 5.5%.
(f)  Reflects the income tax effect of adjustments at the effective tax rate.